exhibit 99.1



                 CERTIFICATION PURSUANT TO
                  18 U.S.C. SECTION 1350,
                   AS ADOPTED PURSUANT TO
       SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




In connection with the Amended Registration Statement of Premier Document Services, Inc. (the "Company") on Form 10-SB/A as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Colin Fidler, President/CEO and Treasurer/CFO of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Report fully complies with the requirements of section
       12(b) or 12(g) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.






/s/ Colin Fidler
--------------------
Colin Fidler
President/CEO and Treasurer/CFO
October 8, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


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